Exhibit 10.5

[•], 2021

Avalon Acquisition Inc.

2 Embarcadero Center, 8th Floor

San Francisco, CA  94111

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, NY 10022

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (the “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Avalon Acquisition Inc., a Delaware corporation (the “Company”) and Maxim Group LLC, as representative (“Maxim”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and three-fourths of one redeemable warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and Maxim to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.	If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock beneficially owned by it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.	In the event that the Company does not complete a Business Combination within the time period set forth in the Company’s amended and restated certificate of incorporation, as the same may be further amended from time to time (the “Charter”), the undersigned will, as promptly as possible, take all necessary actions to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account not previously released to the Company to pay its tax obligations, if any (less up to $100,000 of such net interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding IPO Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to the Founder Shares owned by the undersigned. However, if the undersigned has acquired IPO Shares in or after the IPO, it will be entitled to liquidating distributions from the Trust Account with respect to such IPO Shares in the event that the Company does not complete a Business Combination within the time period set forth in the Charter. In the event of the liquidation of the Trust Account, the undersigned agrees that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per IPO Share and (ii) the actual amount per IPO Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per IPO Share due to reductions in the value of the assets in the Trust Account, in each case less interest that may be withdrawn to pay the Company’s tax obligations, if any; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s obligation to indemnify Maxim against certain liabilities, including liabilities under the Securities Act of 1933, as amended, pursuant to the Underwriting Agreement. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants or Private Placement Warrants, all rights of which will terminate on the Company’s liquidation.

3.	The undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a target business that is affiliated with the undersigned or any other Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, which is a member of the Financial Industry Regulatory Authority, or an independent accounting firm that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

4.	Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment from the Company prior to, or for services rendered in order to effectuate, the completion of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement adjacent to the caption “Prospectus Summary—The Offering—Limited payments to insiders.”

5.(a)	The undersigned agrees that the Founder Shares may not be transferred, assigned or sold (except to certain permitted transferees as described in the Registration Statement or herein) (the “Lockup”) until the earlier to occur of: (1) one year after the completion of a Business Combination or (2) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Company’s Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, the Founder Shares will be released from the Lockup.

(b)	Notwithstanding the provisions set forth in paragraphs 5(a) and 5(c), during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned will not, without the prior written consent of Maxim pursuant to the Underwriting Agreement, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, hedge or otherwise dispose of or agree to dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder with respect to, any Units, shares of Common Stock, Founder Shares or Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii). The provisions of this paragraph will not apply (i) to the transfer of Founder Shares to any independent director appointed or elected to the Company’s board of directors before or after the IPO or (ii) if the release or waiver is effected solely to permit a transfer not for consideration and, in each case of (i) and (ii) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

(c)	The undersigned agrees that until the Company completes an initial Business Combination, the undersigned’s Private Placement Warrants will be subject to the transfer restrictions described in the Private Placement Warrants Purchase Agreement relating to the undersigned’s Private Placement Warrants.

(d)	Notwithstanding the provisions set forth in paragraphs 5(a) and (c), transfers, assignments and sales by the undersigned of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the undersigned or their affiliates, any affiliates of the undersigned, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the completion of the Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or shares of Common Stock, as applicable, were originally purchased; (vi) by virtue of the undersigned’s organizational documents upon liquidation or dissolution of the undersigned; (vii) to the Company for no value for cancellation in connection with the completion of the Business Combination; (viii) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (ix) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (i) through (vi) these permitted transferees must enter into a written agreement agreeing to be bound by the restrictions herein. For the avoidance of doubt, the transfers of Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants or conversion of the Founder Shares shall be permitted regardless of whether a filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made with respect to such transfers.

6.	The undersigned agrees that it shall not transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants), until the completion of a Business Combination.

7.	The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this Letter Agreement.

8.	The undersigned represents and warrants that:

(i)    it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

(ii)    each questionnaire furnished to the Company, if any, is true and accurate in all respects.

(iii)    it is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding.

9.	The undersigned hereby waives any right to exercise redemption rights with respect to any of the Company’s shares of Common Stock owned or to be owned by the undersigned, directly or indirectly, whether such shares be part of the Founder Shares or IPO Shares, and agrees not to seek redemption with respect to such shares (or sell such shares to the Company in any tender offer) in connection with any stockholder vote to approve (x) a Business Combination or (y) an amendment to the Charter that would affect the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of the shares of Common Stock if the Company has not completed a Business Combination within 15 months from the closing of the IPO; provided, however, if the Company has executed a definitive agreement for its initial Business Combination within the 15 month period from the closing of the IPO, as provided by the Charter, it will have an automatic 6 month extension for a total of 21 months from the closing of the IPO to complete the Business Combination. If the Company anticipates that it may not be able to consummate its Business Combination within 15 months, it may, by resolution of its board if requested by our Sponsor, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 21 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the trust account equal to $0.10 per unit for each three-month extension. Such payment would be in the form of a non-interest-bearing loan. Pursuant to this Letter Agreement, the Sponsor has agreed to waive its right to be repaid for such loan in the event that the Company fails to complete a Business Combination.

10.	The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Charter (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the IPO Shares if the Company does not complete its initial Business Combination within the timeframe provided in the Charter, or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity unless the Company provides its public stockholders with the opportunity to redeem their IPO Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding IPO Shares.

11.	To the extent that Maxim does not exercise their over-allotment option to purchase up to an additional 3,000,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees that it shall forfeit, at no cost, a number of Founder Shares in the aggregate equal to 750,000 multiplied by a fraction, (i) the numerator of which is 3,000,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,000,000.

12.	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this Letter Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

13.	As used herein, (i) a “Business Combination” shall mean a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and the sponsor of the Company; (iii) “Founder Shares” shall mean all of the Class B Common Stock of the Company, par value $0.0001 per share, acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock included in the Units issued in the Company’s IPO; (v) “Private Placement Warrants” shall mean the warrants that are being sold privately by the Company simultaneously with the consummation of the IPO; (vi) “Trust Account” shall mean the trust account into which the net proceeds of the Company’s IPO and a portion of the proceeds from the sale of the Private Placement Warrants will be deposited; and (vii) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-253654) filed with the SEC, as amended.

14.	Our initial stockholders, including our sponsor and certain of our directors and officers, shall agree to offer all suitable business combination opportunities within the industry specifically identified in this prospectus for the offering to the Company before any other person or company until the consummation by the Company of a business combination, subject to any pre-existing contractual or fiduciary obligations they may have, (which pre-existing fiduciary duties and any potential conflicts of interest arising therefrom shall have been disclosed to the underwriters prior to the initial filing of the registration statement of which this prospectus forms a part and disclosed herein), on customary terms reasonably acceptable to the underwriters. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15.	The undersigned acknowledges and understands that Maxim and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO and further agrees that Maxim shall be a third party beneficiary of this Letter Agreement. Nothing contained herein shall be deemed to render Maxim a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

16.	The undersigned hereby agrees and acknowledges that: (i) Maxim and the Company would be irreparably injured in the event of a breach by such the undersigned of its obligations set forth in this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

17.	This Letter Agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This Letter Agreement shall terminate on the earlier of (i) the completion of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination. The parties hereto may not assign either this Letter Agreement or any of their rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

18.	This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

19.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or other electronic transmission.

20.	This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

AVALON ACQUISITION HOLDINGS LLC

By:
Name:
Title:

Acknowledged and Agreed:

AVALON ACQUISITION INC.

By:
Name:
Title:

[Signature Page to Letter Agreement]